Exhibit 10.2

AMENDMENT NO. 1

TO

YDI WIRELESS, INC.

2004 STOCK PLAN

        This Amendment No. 1 to the YDI Wireless, Inc. 2004 Stock Plan (the “Original Plan”) is effective as of May 24, 2005.

        The first sentence of Section 4 of the Original Plan is hereby replaced in its entirety to read as follows:

The aggregate number of shares of Common Stock which may be issued under this Plan is Two Million One Hundred Fifty Thousand (2,150,000), subject to adjustment as provided in Section 11.

        The substantive effect of this amendment is to increase the number of shares which may be issued under the Original Plan by One Million (1,000,000) from One Million One Hundred Fifty Thousand (1,150,000) to Two Million One Hundred Fifty Thousand (2,150,000).

        All other provisions of the Original Plan remain unchanged.